UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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DUSKA THERAPEUTICS, INC.

(Name of registration as specified in its charter)

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DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

June [    ], 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Duska Therapeutics, Inc. The meeting will be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 12:30 p.m. local time on Saturday, July 29, 2006.

The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Duska’s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

Amir Pelleg, Ph.D.

President and Chairman of the Board

DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on July 29, 2006

TO OUR STOCKHOLDERS:

Notice is hereby given to the holders of common stock, $.001 par value per share, of Duska Therapeutics, Inc. (“Duska” or the “Company”) that the Annual Meeting of Stockholders will be held on Saturday, July 29, 2006 at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 12:30 p.m., local time for the following purposes:

1. To elect five directors to serve until the 2007 Annual Meeting of Stockholders;

2. To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company to 75,000,000 shares;

3. To ratify the selection of Stonefield Josephson, Inc. as Duska’s independent accountants for the fiscal year ending on December 31, 2006; and

4. To transact such other business as may properly come before the meeting.

Information concerning these matters, including the names of the nominees for the Company’s Board of Directors, is set forth in the Proxy Statement accompanying this Notice. Only those stockholders of record at the close of business on June 27, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

By Order of the Board of Directors,

June [ ], 2006	Amir Pelleg, Ph.D.
President and Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

Annual Meeting of Stockholders to be Held on July 29, 2006

This Proxy Statement is furnished to holders of the common stock, $.001 par value per share, of Duska Therapeutics, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 12:30 p.m. local time, on Saturday, July 29, 2006, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about June 29, 2006.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, the amendment of our Articles of Incorporation to increase the number of authorized shares of our common stock to 75,000,000 shares, and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2005 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record, as shown on the transfer books of the Company at the close of business on June 27, 2006 (“Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On the Record Date, there were [                    ] of the Company’s common stock, par value $.001 per share outstanding.

What are the voting rights of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. Provided a quorum is present, the five nominees for director receiving the greatest number of votes cast will be elected. With regard to the proposed amendment to the Company’s Articles of Incorporation, the affirmative vote by the stockholders holding at least a majority of the Company’s outstanding common stock will be required for approval. The affirmative vote of a majority of the votes cast will be required to approve the ratification of the Company’s independent accountants.

Abstentions will be counted toward the tabulations of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast.

What constitutes a quorum?

Our By-Laws provide that the presence, by person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum.

What are the Board’s recommendations?

Unless you give other instructions in your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors names in this Proxy Statement (see Proposal I);

•	“FOR” the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock to 75,000,000 shares (see Proposal II); and

•	“FOR” ratification of appointment of Stonefield Josephson, Inc. as our independent accountants for fiscal 2006 (see Proposal III).

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

PROPOSAL I. ELECTION OF DIRECTORS

The Company’s By-Laws provide for the Board of Directors to be composed of the number of directors designated by the Board of Directors, but shall only vary between a minimum of three and a maximum of nine. Currently there are five directors. The Board of Directors has designated five persons to serve as directors as of the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees set forth below. Each director shall be elected to serve until the 2007 Annual Meeting of Stockholders and shall serve until his or her successor is elected and qualified.

At the Meeting, five directors will be elected. Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The nominees for election to the Board of Directors are Amir Pelleg, Ph.D., John N. Kapoor, Ph.D., David Benditt, M.D., Jane Kinsel, Ph.D. and Donald Alan McAfee, Ph.D. The Board of Directors has determined that Drs. Kapoor, Benditt, Kinsel and McAfee are independent under the standards of the NASDAQ National Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”).

Biographical Information

The following information is submitted concerning each nominee for election as a director:

Name	Age	Position
Amir Pelleg, Ph.D.	61	President, Chairman of the Board, Chief Operating Officer, Chief Scientific Officer
John N. Kapoor, Ph.D.(1)	62	Director
David Benditt, M.D.(2)	59	Director
Jane F. Kinsel, Ph.D.(2)	50	Director
Donald Alan McAfee, Ph.D.(1)	65	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.

Amir Pelleg, Ph.D. Dr. Pelleg has served on a full-time basis as our President, Chief Operating Officer and Chief Scientific Officer and a director since the merger with Duska Scientific in August 2004. Dr. Pelleg served, on a part-time basis, as President, Chief Scientific Officer, and director of Duska Scientific since its inception in 1996 and as Duska Scientific’s Chief Operating Officer since January 2004. Dr. Pelleg also was a member of Duska Scientific’s Executive Committee of the Board of Directors during 2003. Dr. Pelleg was a Professor of Medicine and Pharmacology at Drexel University College of Medicine, Philadelphia, Pennsylvania from 1992 until 2004, and is currently an Adjunct Professor of Medicine at that institution. He is a recognized expert in the field of physiology and pharmacology of ATP and related compounds in general, and their role in the cardiovascular system in particular. His research work has been supported by numerous grants from the National Institutes of Health, American Heart Association and pharmaceutical companies. Dr. Pelleg has published more than 100 peer-reviewed papers, and edited and co-authored three textbooks in this field. He is a member of the editorial board of The American Journal of Therapeutics and acts as an ad-hoc reviewer for numerous other leading scientific journals. His inventions, covered by patents and pending patent applications, constitute a significant part of our proprietary technology platform. Dr. Pelleg holds a B.Sc. degree in Biology from Tel-Aviv University, M.S. in Bioengineering from the Polytechnic Institute of Brooklyn and a Ph.D. in Human Physiology from Louisiana State University. He was a NIH post-doctoral fellow at the University of Virginia.

John N. Kapoor, Ph.D. Dr. Kapoor has served as a director since the merger with Duska Scientific in August 2004 and as a director of Duska Scientific since 2001. Dr. Kapoor is the President of EJ Financial Enterprises, Inc., a venture capital and investment advisory firm headquartered in Lake Forest, Illinois, which he founded in 1990. EJ Financial manages a significant portfolio of securities in the biopharmaceutical and health services industries. Dr. Kapoor has served as Chairman of the Board of Akorn, Inc., manufacturer and marketer of diagnostic and therapeutic pharmaceuticals in specialty areas such as ophthalmology, rheumatology, anesthesia and antidotes, among others, since 1995 and as that company’s Interim Chief Executive Officer from March 2001 to December 2002. He also serves as Chairman of the Board of Option Care, Inc., an infusion services and supplies company, Introgen Therapeutics, Inc., a gene therapy company and First Horizon Pharmaceutical Corporation, a distributor of pharmaceuticals, and is a director of NeoPharm, Inc., a biopharmaceutical company, and a number of privately held companies. He holds a Ph.D. in medicinal chemistry from the State University of New York at Buffalo. In April 2002, Akorn, Inc. announced that the Securities and Exchange Commission had informed it that the Securities and Exchange Commission planned to bring an enforcement action against Akorn, Inc. On September 25, 2003, without admitting or denying the Securities and Exchange Commission’s findings, Akorn, Inc. consented to a cease and desist order to resolve this matter.

David Benditt, M.D. Dr. Benditt has served as a director since the merger with Duska Scientific in August 2004 and as a director of Duska Scientific since 2003. Dr. Benditt has been a Professor of Medicine at the Cardiovascular Division, Department of Medicine, since 1991 and Director of Cardiac Electrophysiology Laboratory and Arrhythmia Service for more than 25 years, both at the University of Minnesota Medical School, Minneapolis, Minnesota. He is currently a Director of Advanced Circulatory Systems, Inc., a privately held company, in Eden Prairie, Minnesota. He is a recognized authority on syncope and cardiac pacing, and serves on the editorial board of several medical professional journals and the medical advisory board of several leading American corporations. Dr. Benditt has published more than 350 peer-reviewed papers, editorials and book chapters and edited, co-edited and co-authored three books. He received his B.Sc. and M.D. degrees from the University of Manitoba, Manitoba, Canada and did his post-graduate training in cardiology and clinical cardiac electrophysiology at the Department of Medicine, Duke University Medical Center, Durham, N.C.

Jane F. Kinsel, Ph.D. Dr. Kinsel has served as a director since February 2006. She previously served as a director from September 2002 until May 2005. Dr. Kinsel is currently the Director of the Office of Research Administration at Boston University Medical Campus. From 1989 to 2006, Dr. Kinsel was employed at the National Institutes of Health (“NIH”) in Bethesda, Maryland in various positions. From 2001 to 2006, she served as the Associate Director of Science Policy and Operations with the National Center for Complementary and Alternative Medicine at NIH. Between 1998 and 2001, she served as Director of the Office of Policy Analysis and between 1990 and 1998 she served as Assistant Director of Microbiology and Infectious Diseases for the National Institute of Allergy and Infections Diseases at NIH. Dr. Kinsel received her B.S. in Chemistry from the University of Delaware, her M.B.A from the Wharton School at the University of Pennsylvania, and her Ph.D. in Pharmaceutical Chemistry from the University of Kansas.

Donald Alan McAfee, Ph.D. Dr. McAfee joined the Board as a director in February 2006. Dr. McAfee is the Vice President of New Product Development at Cardiome Pharma, a Canadian cardiovascular drug development public company. In 1994, Dr. McAfee founded Discovery Therapeutics, Inc., now, Aderis Pharmaceuticals, a private company, and served as its Chief Technical Officer, President, and Chief Executive Officer. Between 1998 and 2005, Dr. McAfee served as a Director, Vice Chairman, and member of the Advisory Board of Virginia Biotechnology Association. Between 1990 and 2005, Dr. McAfee served as an Adjunct Professor of Pharmacology at the Medical College of Virginia and between 1986 and 2000 he served as an Adjunct Professor of Pharmacology at the University of California, Irvine. Dr. McAfee is also a Director of Commonwealth Biotechnology, Inc., Richmond VA. Dr. McAfee received his B.S. in Biology and Chemistry from Portland State University and his Ph.D. in Physiology from the University of Oregon School of Medicine. Dr. McAfee was a Post-doctoral fellow in the Department of Pharmacology at Yale University School of Medicine.

In respect of this Proposal I, the nominees for director will be elected by a plurality of the votes cast, and the five nominees receiving the most “FOR” votes will be elected. Abstentions or broker nonvotes will not be counted as votes cast.

THE BOARD OF DIRECTORS UNAMINOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of Duska Therapeutics, Inc. are conducted under the supervision and management of our Board of Directors as called for under the laws of Nevada and our By-Laws. Our Board of Directors has determined that Drs. Kapoor, Benditt, Kinsel and McAfee are independent under the standards of NASDAQ and the SEC and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee or Compensation Committee.

The Board of Directors held four meetings during the 2005 fiscal year. Each director attended at least 75% of the aggregate total meetings of the Board and the total number of meetings of all Board committees on which he or she served that were held during the portion of the 2005 fiscal year in which he or she served as a director or served on such committees, as applicable.

Audit Committee

In August 2004, our Board of Directors established an Audit Committee. The Audit Committee is governed by a charter that was adopted by the Board of Directors. The Audit Committee meets periodically with the company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently comprised of Drs. Kapoor and McAfee; for fiscal 2005, the Audit Committee was comprised of Dr. Kapoor. Drs. Kapoor and McAfee are independent, non-employee directors. While they have significant knowledge of financial matters, neither has been designated as an “audit committee financial expert” as defined under Item 401(e)(2) of Regulation S-B of the Securities Exchange Act of 1934, as amended. The Audit Committee is seeking someone to serve as such expert. The Audit Committee held four meetings during fiscal 2005.

Compensation Committee

The Compensation Committee is responsible for reviewing and determining the salary, bonus and other individual elements of total compensation for our President and our other executive officers and for approving and administering our executive officer compensation plans, policies and programs. The Compensation Committee is also responsible for granting stock options and other discretionary awards under our stock option or other equity incentive plans to all other eligible individuals in the company’s service. The Compensation Committee is currently comprised of Drs. Benditt and Kinsel. All of the members of the Compensation Committee are “independent” under NASDAQ’s standards. Although the Company has a Compensation Committee, it did not hold any meetings during fiscal 2005 and, instead, compensation matters were handled by the Board of Directors.

Nominating Directors

The entire Board of Directors (a majority of whom are independent directors) is responsible for the (1) identification of individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, (2) selection of the director nominees for each annual meeting of stockholders, and (3) development of a set of corporate governance principles applicable to the Company. As a result, the Board of Directors has not found it necessary to date to have a separate Nominating Committee. However, the Board of Directors may form a Nominating Committee in the future for the purpose of nominating future director candidates.

The Board of Directors has not established any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, the Board of Directors generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates

The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive office of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws, the candidate’s other board memberships (if any) and whether the individual can understand basic financial statements. A stockholder must submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Code of Ethics

The Board of Directors adopted a Code of Ethics that covers all of our executive officers and key employees. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of our confidential and proprietary information; engage in transactions in our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that our officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of this company.

All of our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

A copy of our Code of Ethics will be furnished to any person upon written request from any such person. Requests should be sent to: Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

Stockholder Communications with Board Members

Stockholders may communicate with members of the Company’s Board of Directors may contact us at our principal executive office at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania, 19004. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meeting

Each director has been invited and is expected to be present at the Annual Meeting of Stockholders. Our Annual Meeting will be held on July 29, 2006.

Compensation of Board of Directors

During the fiscal year ended December 31, 2005, we did not pay our directors any cash compensation for serving on the Board of Directors. In February 2005, we granted each non-officer director then in office options to purchase 20,000 shares at an exercise price of $2.20 per share that vest over five-years, and granted each of the three directors who then also served as officers (Dr. Pelleg and former directors, Dr. Mosk and Mr. Hillsberg) options to purchase 40,000 shares at an exercise price of $2.20 per share that vest over five-years. In addition, the directors are reimbursed for travel expenses to attend the Board of Director meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required by Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements applicable to them during 2005.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 23, 2006 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this company as a group. As of May 22, 2006, there were 20,552,801 shares of our common stock issued and outstanding (including 119,171 shares issued to Cato Research Ltd. as described in Note 5 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-KSB). Unless otherwise noted, (i) the address of each of the persons shown is c/o Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 and (ii) we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Class
Amir Pelleg, Ph.D.	5,227,036	(2)	24.0%
John N. Kapoor, Ph.D.	5,643,864	(3)	22.8%
Manfred Mosk, Ph.D.	4,748,036	(4)	21.9%
Sanford J. Hillsberg	4,129,800	(5)	19.5%
Marie Sciocchetti	140,000	(6)	0.7%
David Benditt, M.D.	125,000	(7)	0.6%
Wayne R. Lorgus	10,000	(7)	*
Jane F. Kinsel, Ph.D.	0		*
Donald Alan McAfee, Ph.D.	0		*
All current executive officers and directors as a group (six persons)	11,005,900	(8)	42.0%

*	Less than 0.1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(2)	Includes 1,249,918 shares subject to presently exercisable warrants and options.
(3)	With the exception of 140,000 shares subject to presently exercisable options held by Dr. Kapoor, all of the shares shown are held by Dr. Kapoor’s trust, of which Dr. Kapoor is trustee. Includes 4,095,815 shares subject to presently exercisable warrants.
(4)	Includes 85,836 shares, including 27,918 shares subject to presently exercisable warrants, owned of record by Technomedics Management & Systems, Inc. of which Dr. Mosk is the controlling stockholder. Also includes an additional 1,107,000 shares subject to presently exercisable options. Dr. Mosk’s address is P.O. Box 3207, Redondo Beach, CA 90227.
(5)	Includes 49,200 shares owned of record by the Hillsberg Family Trust, of which Mr. Hillsberg is a co-trustee. Also includes 582,000 shares subject to presently exercisable options. Excludes 321,836 shares, including 282,918 shares subject to options and warrants, owned beneficially by Troy & Gould Professional Corporation of which Mr. Hillsberg is a member and shareholder. Mr. Hillsberg’s address is c/o Troy & Gould Professional Corporation, 1801 Century Park East, 16th Fl, Los Angeles, CA 90067-2367.
(6)	Ms. Sciocchetti resigned from her position effective April 14, 2006. All of the shares shown are subject to presently exercisable options.
(7)	All of the shares shown are subject to presently exercisable options.
(8)	Includes 5,620,733 shares subject to presently exercisable warrants and options.

Certain Relationships and Related Transactions

Dr. Manfred Mosk was our non-executive Chairman of the Board until December 2005 and remains a significant beneficial owner of our common stock. He is the controlling shareholder of Technomedics Management & Systems, Inc. Technomedics Management & Systems, Inc. provided the consulting services of Dr. Mosk to Duska Scientific from 1999 until December 2005. Dr. Mosk has served as the Chairman of Duska Scientific from 1999 until August 2004, as the part-time interim Chief Executive Officer of Duska Scientific during 2003, and as the non-executive Chairman of Duska Scientific during 2004. During 2005 and 2004, Technomedics Management & Systems, Inc., was paid $30,000 and $140,208, respectively, for the services Dr. Mosk rendered as interim part-time Chief Executive Officer and Chairman during 2003. During 2005 and 2004, Technomedics Management & Systems, Inc., earned $64,167 and $70,000, respectively, for the services Dr. Mosk rendered as non-executive Chairman of the Board. As of March 31, 2006, amounts owed to Technomedics Management & Systems, Inc. for services rendered during 2005 totaled $5,833.

Sanford J. Hillsberg was our corporate Secretary and one of our directors until February 2006 and is a member and shareholder of Troy & Gould Professional Corporation. He remains a significant beneficial owner of our common stock. Troy & Gould was our corporate law firm from 1999 through January 2006. Troy & Gould Professional Corporation, beneficially owns 321,836 shares of our common stock. During 2005 and 2004, we paid Troy & Gould $172,998 and $153,893, respectively, for legal services. Mr. Hillsberg served as a Vice President and Secretary of the Company during 2002 through 2004 and continued to serve as its corporate Secretary during 2004 and 2005. During 2005 and 2004, Mr. Hillsberg was paid $5,000 and $52,920, respectively, for the services he rendered as the Company’s Vice President and Corporate Secretary during 2003. During each of 2005 and 2004, Mr. Hillsberg earned $25,000 for the services he rendered as corporate Secretary. As of March 31, 2006, amounts owed to Mr. Hillsberg for services rendered during 2005 totaled $5,779.

Pursuant to a License and Assignment Agreement dated as of November 15, 1999, Dr. Amir Pelleg and Dr. Edward S. Schulman assigned and licensed certain intellectual property that form the basis for ATPace™, Vagonixen™ and Primastrene™ to us. In consideration for this assignment and license, Duska Scientific issued 240,000 shares of its common stock to Dr. Pelleg and 240,000 shares of its common stock to Dr. Schulman (a portion of which they each assigned to the medical institution with which they were then associated). Duska Scientific also agreed to pay each of these individuals a percentage royalty of the net sales of products by Duska Scientific based on the intellectual property assigned and licensed. Please see “Business—Intellectual Property.” In February 2004, Duska Scientific issued a seven-year option to Dr. Pelleg under the company’s 2000 Stock Option Plan to purchase 75,000 shares of Duska Scientific common stock at $1.00 per share pursuant to the terms of an Assignment Agreement under which Dr. Pelleg assigned all of his ownership interest in an invention, including a U.S. provisional patent application, covering methods of modulating cough for therapeutic or diagnostic purposes. The option vested as to 225,000 shares upon grant, with the remaining options to vest upon the issuance of a U.S. patent with claims at least as broad as those specified in the Assignment Agreement.

Dr. John Kapoor is one of our directors. In October 2002, the John N. Kapoor Trust purchased for $300,000 in a private placement made by Duska Scientific to accredited investors (i) a $300,000 principal amount Duska Scientific three-year promissory note convertible into 288,000 shares of our common stock and (ii) a five-year warrant to purchase 576,000 shares of our common stock at $1.04 per share. In March 2004, the John N. Kapoor Trust converted the entire $300,000 note and $33,140 of accrued interest on the note into 319,815 shares of our common stock and, in consideration of the early conversion of the note, received an additional five-year warrant to purchase 319,815 shares of our common stock at $1.00 per share. In August 2004, the John N. Kapoor Trust purchased $500,000 of units in a private placement made to accredited investors by Duska Scientific. The units consisted of a total of 500,000 shares of our common stock and three-year warrants to purchase a total of 500,000 shares of our common stock at $2.50 per share.

Executive Officers of Duska Therapeutics, Inc.

For biographical information regarding one of our executive officers, Amir Pelleg, Ph.D., see “Proposal I—Election of Directors—Nominees.” For information concerning executive officers’ ownership of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” above.

Wayne R. Lorgus. Mr. Lorgus, age 53, has served as our Chief Financial Officer since April 1, 2006. Mr. Lorgus has been a partner with B2BCFO/CIO, LLP in West Chester, Pennsylvania. From 2003 to 2005, Mr. Lorgus served as Chief Financial Officer to Prestige International, a wholesale and distribution company based in New York, New York. Between 2001 and 2003, he was employed as Controller and Chief Accounting Officer of Andin International, a manufacturing company based in New York, New York. In 2001, he served as Chief Financial Officer for AvidLearn, an online training and continuing education company based in Cherry Hill, New Jersey. Mr. Lorgus is a Major with the U.S. Air Force Auxiliary Wing. He previously served as Director and President of the West Chester Area School Board and as a Board Member of the West Chester Area Municipal Authority. Mr. Lorgus received his Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from the College of William and Mary in Virginia. He is a licensed Certified Public Accountant in New York and Pennsylvania.

Other Key Personnel and Scientific Advisory Board

Stephen P. Kutalek, M.D. Dr. Kutalek has served as Duska Scientific’s Medical Director on a part time basis since 2002. Dr. Kutalek is a Professor of Medicine, Chief of the Cardiovascular Division and Director of the Clinical Cardiac Electrophysiology & Cardiac Pacing at Drexel University College of Medicine. Dr. Kutalek is a member of multiple professional societies, including the American College of Cardiology, the American Heart Association, the North American Society of Pacing and Electrophysiology and the American Federation for Clinical Research. He serves on the editorial board of the Journal of Invasive Cardiac Electrophysiology and acts as an ad hoc reviewer for leading professional journals. Dr. Kutalek has authored and co-authored more than 120 papers published in peer reviewed journals as well as numerous reviews and book chapters. Dr. Kutalek has extensive experience in clinical trials and acts as a consultant for several device manufacturing companies. He holds a BA degree from the Johns Hopkins University and a Doctor of Medicine from New York University School of Medicine.

We have established a Scientific Advisory Board to assist management in the areas of expertise of the members of the Scientific Advisory Board. Members have received options to purchase shares of our common stock as compensation for their services. The following are the current members of the Scientific Advisory Board and their respective areas of expertise:

Geoffrey Burnstock, Ph.D., D.Sc., (Chairman of our Scientific Advisory Board), Director, Autonomic Neuroscience Institute, Royal Free and University College Medical School, London, England. Area of expertise—Purinergic receptors.

Peter Barnes, M.A., D.M., D.Sc., FRCP, Professor and Head of Thoracic Medicine, Imperial College of London (U.K.). Area of expertise—Pulmonary diseases.

Francesco DiVirgilio, M.D., Professor, Department of Experimental and Diagnostic Medicine, University of Ferrara, Italy. Area of expertise—P2 receptors in immunology.

Daniel Flammang, M.D., Head of Cardiology, Centre Hospitalier d’Angouleme, France. Area of expertise—Uses of ATP in patients with syncope.

Pasquale Patrizio, M.D., Professor of Obstetrics and Gynecology, Director, Yale Fertility Center, Yale University, New Haven, Connecticut. Area of expertise—Andrology, human reproduction in general and male infertility in particular.

Edward Schulman, M.D., Professor, Pulmonary and Critical Care Medicine, Drexel University College of Medicine, Philadelphia, Pennsylvania. Area of expertise—Pulmonary disorders, biology of lung mast cells.

Kathryn Szabat, Ph.D., Associate Professor, La Salle University, Philadelphia, Pennsylvania. Area of expertise—Statistics.

Executive Compensation

The following table sets forth the compensation for services paid in all capacities for the three fiscal years ended December 31, 2005 to Amir Pelleg, Ph.D. and Marie Sciocchetti (the “Named Executive Officers”).

Prior to August 2004, the Company was known as Shiprock, Inc. (“Shiprock”) and was engaged in very limited activities in an unrelated business. On August 30, 2004, Shiprock completed a merger in which Shiprock acquired all of the outstanding shares of Duska Scientific Co. (“Duska Scientific”). As a result of the merger, Duska Scientific became a wholly-owned subsidiary of Shiprock. After the merger Shiprock changed its name to Duska Therapeutics, Inc.

The information set forth below includes all compensation paid to the Named Executive Officers by Duska Scientific before the merger in August 2004. No other executive officers of either this company, Shiprock or Duska Scientific received an annual salary and bonus that collectively exceeded $100,000 during the fiscal year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation	Securities Underlying Options
Amir Pelleg, Ph.D. President, Chief Operating Officer and Chief Scientific Officer	2005	$115,000		$20,000	(1)	—	40,000
	2004	$115,000		$20,000	(2)	—	300,000	(3)
	2003	$80,016	(3)	$20,000	(4)	—	0

Marie Sciocchetti(5) Secretary and Vice President of Operations	2005	$100,000		—		—	20,000
	2004	$85,000		—		—	45,000
	2003	$81,000		$10,000		—	—

(1)	Dr. Pelleg was granted a bonus of $20,000 for services rendered during fiscal year 2005, which is payable in common stock at $0.25 per share.
(2)	Dr. Pelleg was granted a bonus of $20,000 for services rendered during fiscal year 2004, which was awarded in February 2005 and paid in March 2005.
(3)	In February 2004, Duska Scientific issued an option to Dr. Pelleg to purchase 225,000 shares of Duska Scientific common stock at $1.00 per share as consideration for Dr. Pelleg assigning to us all of his ownership interest in an invention, including a U.S. provisional patent application (see, “Certain Relationships and Related Transactions”). The remaining options to purchase 75,000 shares were granted to Dr. Pelleg in his capacity as a director. Options issued to Dr. Pelleg by Duska Scientific were exchanged in the August 2004 merger for options of this company with the same terms.
(4)	$76,682 of Dr. Pelleg’s salary and 100% of his bonus were voluntarily deferred, with all of the deferred salary and a portion of the deferred bonus paid during fiscal year 2004.
(5)	Ms. Sciocchetti resigned from Duska effective April 14, 2006.

Stock Option Grants

The following table contains information concerning grants of stock options during the fiscal year ended December 31, 2005 to the Named Executive Officers. We have not granted any stock appreciation rights.

Option Grants in Fiscal Year Ended December 31, 2005

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price	Market Price on Date of Grant	Expiration Date
Amir Pelleg, Ph.D.	40,000	67%	$2.20	$2.20	2/27/10
Marie Sciocchetti	20,000	33%	$2.25	$2.25	4/28/10

Aggregate Options

The following table sets forth the number and value of unexercised options held by the Named Executive Officers as of December 31, 2005. The options listed below originally represented options to purchase shares of Duska Scientific, a non-public company whose shares were not traded on any market. In connection with the August 2004 merger, these options were exchanged with options to purchase our publicly traded common stock on the same terms as the options originally issued by Duska Scientific.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2005

and Fiscal Year Ended Option SAR Values

Name	Shares Acquired in Exercise	Value Realized	Number of Securities Underlying Unexercised Option at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Option at FY-End (#) Exercisable/ Unexercisable(1)
Amir Pelleg, Ph.D.	—	—	1,372,000/0	$0/$0
Marie Sciocchetti	—	—	140,000/0	$0/$0

(1)	Dollar amounts reflect the net value of outstanding stock options computed as the difference between $0.65 (the last reported sale for the period through December 31, 2005 on the OTC Bulletin Board) and the exercise price of the options.

Employment Agreements

We have entered into an employment agreement with Dr. Amir Pelleg, effective as of September 1, 2004, pursuant to which Dr. Pelleg has agreed to serve as President, Chief Operating Officer and Chief Scientific Officer. The term of the agreement runs until December 31, 2007. Under the employment agreement, Dr. Pelleg is to receive an annual salary of $115,000 until December 31, 2005 and an annual salary of $175,000 thereafter until the end of the agreement. Dr. Pelleg has volunteered to receive 31.4% of his 2006 salary in the form of shares. Under the agreement, Dr. Pelleg received a bonus of at least $20,000 on December 31, 2004 and will receive an annual bonus each year thereafter as determined by our Board of Directors and based on the company meeting certain milestones established by our Board of Directors. Dr. Pelleg is eligible to receive stock options as determined by our Board of Directors. We agreed to maintain life insurance for Dr. Pelleg and key man life insurance for our benefit. We agreed to indemnify Dr. Pelleg for all claims arising out of performance of Dr. Pelleg’s duties as President, Chief Operating Officer and Chief Scientific Officer, other than those arising out of a breach of the agreement by Dr. Pelleg or his gross negligence or willful misconduct. Dr. Pelleg may terminate his agreement with Duska at any time on 30 days prior written notice. We have the ability to terminate the agreement in the event of Dr. Pelleg’s disability and for “cause,” as defined in the agreement. Although Dr. Pelleg is required to work full-time for us, he may continue to serve as an Adjunct Professor at Drexel University College of Medicine, provided that his affiliation with Drexel does not interfere with his performance under the employment agreement.

On March 29, 2006, Duska entered into an employment agreement with Wayne R. Lorgus pursuant to which Mr. Lorgus agreed to serve as our Chief Financial Officer on a part time basis. The agreement may be terminated by us or by Mr. Lorgus on at least 30 days written notice. Under the agreement, Mr. Lorgus is paid a fee of $125/hour. Mr. Lorgus is eligible to receive an annual bonus each year as determined by our Board of Directors. In connection with his employment, Mr. Lorgus was awarded stock options upon commencement of his employment to purchase 30,000 shares of common stock at an exercise price of $0.25 per share. The options vest and becomes exercisable at the rate of 2,500 shares per month and such vesting commenced on April 1, 2006.

Stock Option Plan

We have adopted an equity incentive plan, the 2004 Equity Incentive Plan, pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 6,000,000 shares of common stock to our key employees, officers, directors, consultants and other agents and advisors. The plan was adopted prior to the consummation of the August 2004 merger with Duska Scientific, and in connection with the merger, options to purchase our common stock were issued in exchange for all of the stock options that were outstanding under Duska Scientific’s option plan. Awards under the plan may consist of stock options (both non- qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

The 2004 Equity Incentive Plan is administered by our Board of Directors or a committee of the Board of Directors, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

The plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). Non-qualified stock options may be granted under the plan at an exercise price established by the administrator at the time of grant. The maximum number of options that may be granted in any fiscal year to any participant is 400,000.

The plan also permits the administrator to grant freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right or option shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by the administrator.

Unless otherwise determined by the administrator, awards granted under the 2004 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

The plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) the administrator shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A

“corporate transaction” means (i) a liquidation or dissolution of our company; (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of our company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of our company by one person or by more than one person acting in concert.

The administrator may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

As of June 14, 2006, we currently have outstanding options under our 2004 Equity Incentive Plan to purchase approximately 4,608,000 shares of our common stock of which 4,458,000 are vested, at a weighted- average exercise price of approximately $1.10 per share.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Benditt and Dr. Kinsel. No member of the Compensation Committee is or was during the year ended December 31, 2005 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board or Compensation Committee.

PROPOSAL II. AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved a proposed amendment to the Company’s Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 75,000,000 shares. The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and recommends that the stockholders approve the amendment. The amendment will consist of a revision of Article IV of the Company’s Amended and Restated Articles of Incorporation to read in its entirety as follows:

“Article IV Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 75,000,000 shares of common stock have a $0.001 par value per share, and 5,000,000 shares of preferred stock having a $0.001 par value per share. The common stock and preferred stock may be issued from time to time without prior approval by the stockholders. The common stock and preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue shares of preferred stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

Currently, the Company’s Amended Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock. As of June 14, 2006, there were 20,552,801 shares of common stock issued and outstanding, 4,000,000 shares reserved for issuance in connection with a private placement that is in the process of being closed, approximately 4,608,000 shares of common stock reserved for issuance upon exercise of currently issued and outstanding stock options and approximately 10,775,801 shares of common stock reserved upon exercise of currently issued and outstanding warrants.

At this time, the Company has no present agreement for the issuance or use of the proposed additional shares of common stock. The Board of Directors believes that the amendment is desirable so that the Company will have more financial flexibility and be able to issue common stock, without the expense and delay of a special stockholders’ meeting, in connection with any equity investment in the Company, stock splits or stock dividends, employee and director compensation benefit plans and for other general corporate purposes.

Authorized but unissued shares of common stock of the Company may be issued at such times, and for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law.

Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. The authorization of additional shares of common stock called for by this proposal will not affect the rights, such as voting and liquidation rights, of the common stock currently outstanding. Under the Amended Articles of Incorporation, stockholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and stockholdings of current stockholders, depending on the particular circumstances in which the additional shares of common stock are issued. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of the Company and its stockholders.

The potential issuance of additional shares of common stock could dilute existing stockholders by reducing proportionate ownership and voting power. The issuance of additional shares of common stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various transactions. The proposed increase in the number of shares of common stock could enable the Board of Directors to issue common stock to render more difficult an attempt by another person or entity to obtain control of the Company, although the Board of Directors has no present intention of issuing additional shares of common stock for such purposes and has no present knowledge of any takeover efforts.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Company’s Amended Articles of Incorporation with the Nevada Secretary of State. However, if stockholders approve the proposed amendment, the Board of Directors retains discretion under Nevada law not to implement the proposed amendment. If the Board of Directors were to exercise such discretion, the number of authorized shares would remain at current levels.

The affirmative vote by the stockholders holding at least a majority of the Company’s common stock is required for approval of Proposal II. Abstentions or broker nonvotes will have the effect of votes cast against this Proposal II.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 75,000,000 SHARES.

PROPOSAL III. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Recent Change in Accountants

Effective September 1, 2004, the Audit Committee of our Board of Directors approved the dismissal of Beckstead and Watts, LLP (“Beckstead”) as our independent accountants. On September 1, 2004, the Audit Committee of our Board of Directors engaged Stonefield Josephson, Inc. (“Stonefield”) to serve as our independent public accountants and to audit our financial statements for the year ended December 31, 2004. Stonefield also served as our independent accountants for the year ended December 31, 2005. Stonefield has served as Duska Scientific’s independent public accountants since June 2002.

During our fiscal year ended December 31, 2003 and for the period from January 1, 2004 through the date of its dismissal, there had been no disagreements with Beckstead on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Beckstead would have caused it to make reference thereto in its reports on our financial statements. In addition, for the same periods, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Beckstead’s reports on our financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report indicated that there was a substantial doubt as to our ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal year ended December 31, 2003 and through the subsequent interim period preceding the change in accountants, we did not consult with Stonefield regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Stonefield concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was the subject to a disagreement (as defined in Item 404(a)(1(iv) of Regulation S-K and the related instructions to that item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of Duska through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Duska is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent accountants.

As the sole member of the Audit Committee, I have reviewed and discussed with senior management the audited financial statements of Duska that are included in the fiscal year 2005 Annual Report on Form 10-KSB. Management has confirmed to me that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

I have discussed with Stonefield Josephson, Inc., Duska’s independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

I have received from Stonefield Josephson, Inc. a letter providing the disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Stonefield Josephson, Inc. and Duska that in its professional judgment may reasonably be thought to bear on independence. Stonefield Josephson, Inc. has discussed its independence with me. Stonefield Josephson, Inc. confirmed in its letter that, in its professional judgment, it is independent of Duska within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the audited financial statements of Duska, I recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent accountants. In giving my recommendation to the Board of Directors, I have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Respectfully Submitted,

Audit Committee for fiscal year 2005

John N. Kapoor, Ph.D.

Accounting Fees

Aggregate fees billed to us by Beckstead and Stonefield for professional services rendered with respect to our 2005 and 2004 fiscal years, respectively, were as follows:

	Amount Billed
Description of Professional Service	2005	2004
Audit Fees	$28,014	$15,413
Audit-Related Fees	—	1,700

Tax Fees	—	—
All Other Fees	—	—
Total Fees	$28,014	$17,113

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Duska paid for professional services for the audit of our consolidated financial statements included in our Form 10-KSB and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services provided for us by Stonefield. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee dedicated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported the Audit Committee at its next meeting.

Stockholder Ratification of the Appointment of Stonefield Josephson, Inc.

The Audit Committee of the Board of Directors has approved Stonefield as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2006. We are not required to seek stockholder approval for the appointment of our independent accountants. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We currently do not anticipate that any representatives of Stonefield will be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS

Any proposal that a Duska stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2007 must be received by us on or before March 1, 2007. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after May 15, 2007. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2007 Proxy Statement. All proposals described in this paragraph should be sent to Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

ADDITIONAL INFORMATION

Proxy Solicitation Costs.

Duska will bear the cost of soliciting proxies in the accompanying form. In addition to use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Householding.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary, Telephone: (610) 660-6690. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Annual Report. This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, which contains a copy of the Company’s audited financial statements, as filed with the Securities and Exchange Commission. The annual report shall not be deemed proxy solicitations material. Requests for additional copies of such Form 10-KSB should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Corporate Secretary.

By Order of the Board of Directors,

Amir Pelleg, Ph.D.

President and Chairman of the Board

June 27, 2006

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P R O X Y

DUSKA THERAPEUTICS, INC.

a Nevada Corporation

ANNUAL MEETING OF STOCKHOLDERS

July 29, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Amir Pelleg, Ph.D. or David Benditt, M.D., or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Duska Therapeutics, Inc. held of record by the undersigned on June 27, 2006 at the Annual Meeting of Stockholders to be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, on Saturday, July 29, 2006, beginning at 12:30 p.m. (local time), or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees: Amir Pelleg, Ph.D., John N. Kapoor, Ph.D., David Benditt, M.D., Jane Kinsel, Ph.D., and Donald Alan McAfee, Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2. Proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company to 75,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to ratify the appointment of Stonefield Josephson, Inc. as independent auditor.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Ú  DETACH PROXY CARD HERE  Ú

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DUSKA THERAPEUTICS, INC.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the five director nominees listed on the other side of this Proxy and for the other proposals that are listed on the other side of this Proxy.

Dated:

Signature

Signature if Held Jointly

Number of Shares

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

Please Detach Here

Ú  You Must Detach This Portion of the Proxy Card  Ú

Before Returning it in the Enclosed Envelope

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